Exhibit 5.1
DLA Piper (Canada) LLP Suite 6000, 1 First Canadian Place PO Box 367, 100 King St W Toronto ON M5X 1E2 www.dlapiper.com

August 24, 2023

Viemed Healthcare, Inc.
625 E. Kaliste Saloom Rd.
Lafayette, Louisiana 70508

Dear Sirs/Mesdames

Re: Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as British Columbia counsel to Viemed Healthcare, Inc., a British Columbia company (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of up to US$150,000,000 aggregate offering price of (a) common shares, without par value (“Common Shares”), (b) warrants to purchase Common Shares (the “Warrants”) and Units (as defined below), (c) subscription receipts for Common Shares or other securities described in the Registration Statement (the “Subscription Receipts”), and (d) units comprising one or more Common Shares, Warrants or Subscription Receipts in any combination (the “Units”) (the Common Shares, Warrants, Subscription Receipts and Units are collectively referred to herein as the “Securities”), which Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.  The Warrants may be issued under one or more warrant indentures (each, a “Warrant Indenture”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.  The Subscription Receipts will be issued under one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) in a form that will be filed as an exhibit to a post effective amendment to the Registration Statement or incorporated by reference therein.

Documents Examined and Reliance

In rendering the opinions expressed herein, we have examined and relied upon:

(a)	the Registration Statement;
(b)	a Certificate of Good Standing with respect to the Company issued by the Registrar of Companies under the Business Corporations Act (British Columbia) dated August 23, 2023;
(c)	a written resolution and consent of the directors of the Company dated August 24, 2023 approving the registration of the Securities under the Registration Statement and other related matters; and
(d)	a certificate dated August 24, 2023 of Trae Fitzgerald, the Chief Financial Officer of the Company, with respect to certain factual matters relevant to our opinions expressed below.

We have also examined such other documents and considered such questions of law as we have considered necessary in order to render our opinions expressed below.  As to questions of fact material to our opinions, we have relied upon, without independent investigation or verification, the representations and statements of fact made in the documents so reviewed and certificates of officers of the Company and of public officials.

Assumptions

For the purposes of rendering our opinions expressed below, we have assumed:

(a)
the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic, telecopied or photocopied copies;

(b)	the legal capacity of all natural persons signing agreements or instruments relevant hereto;
(c)
with respect to all parties to agreements or instruments relevant hereto who are not natural persons, that such parties had (or have at the relevant time) the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, and that such agreements or instruments have been (or will be at the relevant time) duly authorized by all requisite action (corporate or otherwise) of such parties;

(d)
all agreements and instruments referred to in (b) or (c) immediately above have been or will be duly executed and delivered by each party thereto, and that such agreements or instruments are (or will be at the relevant time) the legal, valid, binding and enforceable obligations of such parties;

(e)
the completeness, accuracy, and currency of: (i) the indices and filing systems maintained at the public offices where we have searched or made inquiries, (ii) all documents supplied or otherwise conveyed to us by public officials, and (iii) all facts set forth in those documents and in official public records;

(f)	that all documents reviewed by us have not been modified in any manner since the date they were submitted to us, whether by written or oral agreement or by conduct of the parties thereto or otherwise;
(g)
at the time of offer, issuance and sale of any Securities, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded and no stop order suspending its effectiveness will have been issued and remain in effect;

(h)
all Securities will be offered, issued and sold in compliance with all applicable laws, including those of Canada, the relevant Provinces and Territories thereof and the United States, and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(i)
in respect of the Securities, a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby; any Securities or other securities issuable upon exercise of any other Securities being offered will have been duly authorized, created and, if necessary, reserved for issuance upon such exercise by all necessary corporate action and in accordance with applicable laws;

(j)
at the time of any offering or sale of any Common Shares, Warrants to purchase Common Shares or any Units comprised of, in whole or in part, Common Shares or Subscription Receipts for, in whole or in part, Common Shares, and as of the date of the issuance of any Common Shares issuable upon exercise of Warrants or Subscription Receipts, there will be sufficient Common Shares authorized and unissued under the Company’s then operative Notice of Articles (the “Notice of Articles”) and Articles (“Articles”) and not otherwise reserved for issuance, and that there will not be, at the time of such offering or sale, a cease trade or other restraining order affecting the distribution by the Company of the Securities;

(k)
at the time of issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of British Columbia, and will have the necessary corporate power for such issuance;

(l)
at the time of issuance of the Securities, the Notice of Articles and Articles (together, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof,

(m)
any Warrant Indenture, Subscription Receipt Agreement or Unit Agreement, or any other definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized, executed and delivered by the parties thereto and constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms;

(n)	the Warrant Indenture, Subscription Receipt Agreement and Unit Agreement will be governed by British Columbia law;
(o)
the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company (the “Board”) or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s then operative Charter Documents, and applicable British Columbia corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities;

(p)
if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor in the amount set by the Board and otherwise in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement;

(q)	the Company will remain a British Columbia company; and
(r)	that the issuance, terms, execution and delivery of the Securities, (i) will not result in breaches of, or defaults under, any agreements or instruments to which the Company is party or by which it is bound, or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) will comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions. Our opinions expressed below are rendered, and all statements herein are made, in the context of the foregoing.

We are qualified to practise law in the Province of British Columbia, and our opinions expressed below are rendered solely with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign (and in particular, we express no opinion as to any effect that such other laws may have on the opinions expressed herein). Except as otherwise set forth herein, our opinions are expressed as at the date hereof based on legislation and regulations in effect on the date hereof, and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the date hereof.

Whenever our opinions expressed below refer to shares of the Company, whether issued or to be issued, as being “fully paid and non-assessable”, we mean that the holder of such shares shall not be liable and cannot be required to contribute any further amounts to the Company or its creditors by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. We express no opinion as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

We express no opinion as to whether the Registration Statement provides full, true and plain disclosure of all material facts relating to the Company and the Securities or whether the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, all within the meaning of applicable securities laws.

Opinions

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

(1)
With respect to Common Shares offered and/or to be resold under the Registration Statement, when (a) the Company has taken all necessary corporate action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the amount of such consideration set by the Board and permitted under the laws of the Province of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Board, or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved and executed by the Company, for the consideration approved by the Company (in an amount not less than such consideration set by the Board and permitted under the laws of the Province of British Columbia then in effect), such Common Shares will be validly issued, fully paid and non-assessable.

(2)
With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary corporate action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) if the Warrants are not represented by stand-alone certificates, a Warrant Indenture in respect thereof  has been duly authorized, executed and delivered by the Company and a Warrant trustee or agent (the “Warrant Agent”) in respect of the Warrants in accordance with applicable law, (c) if the Warrants are not represented by stand-alone certificates, the Warrant Agent is: (i) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to engage in the activities contemplated by the Warrant Indenture; (ii) is in compliance with respect to performance of its obligations under the Warrant Indenture and all applicable laws, rules and regulations; and (iii) has the requisite corporate  and legal power and authority to perform its obligations under the Warrant Indenture, and (d) the certificates representing the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Indenture (if the Warrants are not represented by stand-alone certificates) and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company.

(3)
With respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary corporate action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a Subscription Receipt Agreement in respect thereof  has been duly authorized, executed and delivered by the Company and, if applicable, any subscription receipt trustee or agent (the “Subscription Receipt Agent”) in respect of the Subscription Receipts in accordance with applicable law, (c) the Subscription Receipt Agent is: (i) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to engage in the activities contemplated by the Subscription Receipt Agreement; (ii) is in compliance with respect to performance of its obligations under the Subscription Receipt Agreement and all applicable laws, rules and regulations; and (iii) has the requisite corporate  and legal power and authority to perform its obligations under the Subscription Receipt Agreement, and (d)  the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Company.

(4)	With respect to Units, assuming that (a) any Common Shares that are comprised in such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph (1) above, (b) any Warrants that are comprised in such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph (2) above, (c) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph (3) above, and (b) when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable Unit Agreement has been duly authorized, executed and delivered by the Company and any other party thereto in accordance with applicable law, and (iii) the certificates representing the Securities comprised in the Units have been delivered against payment in respect thereof in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Company.

Our opinions expressed above are rendered for the sole benefit of the addressee, are delivered in connection with the transactions described herein and may not be relied upon by any other person or in connection with any other transaction, quoted from or referred to in any other documents, or furnished (either in its original form or by copy) to any other person without our prior written consent.

Qualifications

Our opinions expressed herein are subject to the following qualifications:

(a)
the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers);

(b)	we express no opinion as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;
(c)	we express no opinion as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;
(d)	we express no opinion with respect to rights to indemnity and contribution;
(e)	the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:
(i)
concepts of materiality, conscionability, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement (regardless of whether such agreement is considered in a proceeding in equity or at law);

(ii) the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;
(iii) the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;
(iv) the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and
(v)
the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)
a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and
(h)
the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

Consent

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Notwithstanding the foregoing, we hereby consent to the filing hereof as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ DLA Piper (Canada) LLP